Form C

Cover Page

Name of issuer:

KALiiN, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TN

Date of organization: 2/14/2017

Physical address of issuer:

5865 Ridgeway Center Parkway, Suite 300
Memphis TN 38120

Website of issuer:

http://www.kaliin.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

KALiiN, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Richard Grover	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
VaranIDEA, LLC (Managing Member Richard Grover)	9800000.0 Membership Units	98.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the company may never undergo a liquidity event such as a sale of the company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the company's assets or profits and have no voting rights or ability to direct the company or its actions.

This is an early stage artificial intelligence ("AI") software company. It has a limited operating history, a limited number of users and limited revenue. If you are investing in this company, it's because you believe that (1) KALiiN is a good business idea, (2) its founders, Board of Directors and senior management team can execute their business plan better than their competition, (3) they can price KALiiN's product(s) appropriately and sell KALiiN's software (hereinafter the "App(s)") to enough people so the company ultimately will generate sufficient revenue, manage its expenses, ultimately will become profitable, and hopefully will succeed. You are assuming each of these things based on your business judgement and some faith, because it's impossible to know with certainty what will happen in the future. We are highly dependent upon additional capital resources for the continuation of our planned operations and are subject to significant risks and uncertainties, including potentially not raising sufficient capital for our planned business operations and/or potentially failing to profitably operate this business.

The company will depend on revenue from KALiiN's App(s). We have a limited operating history and service range. The company will only succeed (and you will only make money) if there is sufficient demand for KALiiN's Enterprise and Consumer products, people think these products are better than the competition's product(s), and the company has priced their product(s) at an appropriate level that allows the company to make a reasonable profit and continue to attract more business via it multi-stream revenue model. The company is potentially vulnerable to any developments that affect the mobile application industry as a whole, and also is particularly vulnerable to any developments that affect the operating system platforms with which it utilizes for its business.

The Machine Learning engine has not been fully developed. This engine will be necessary for the rapid development of KALiiN's algorithms. Without the Machine Learning engine, KALiiN may be perceived simply as a calendar aggregator or life style application.

The trends that we are anticipating in the mobile application industry may not happen. Customer spending in our market may not grow as quickly as anticipated. Additionally, we may not be able to adapt to changes in the industry as quickly as we need to.

There are competitors in the market. There are other companies providing products similar to our products. Some of these companies are larger and more established companies with more resources than our company. Accordingly, they may be able to develop products better than our products and may succeed in convincing customers to purchase them faster.

The company may need additional financing. The company might not sell enough Units in the Regulation CF offering to meet its operating needs and fulfill its current or future business plans. If that happens, the company expects to be able to continue operating by relying on its history of "bootstrapping" its financing and by continuing to use its resources efficiently. If it is not able to do that, it may cease operating and you could end up with nothing. Even if KALiiN sells all of the Units it is offering now, it is possible that we may need to raise more funds in the future, and if we can't raise the necessary funding, the company could fail. Even if it does make a successful offering in the future, the terms of that offering might result in the value of your investment in the company being reduced, because subsequent investors might get better terms in future financing transactions.

The company is controlled by its officers and directors. Richard Grover, who is the managing member of VaranIDEA, LLC, also is the CEO of KALiiN. Mr. Grover currently holds a majority of the company's voting securities, and at the conclusion of this offering, he will continue to hold a majority of the company's voting rights. Consequently, the investors in this offering will not have the ability to control actions by the company without Mr. Grover's approval.

Unauthorized access to the company's records, systems, and technology potentially will expose the company to litigation, reputational risk, and financial risk. The company uses third party platforms and cloud-based systems to store its customer information. The company's records, systems, and technology potentially are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to potential interruptions and delays in the services and operations, and loss, misuse, or theft of data. Additionally, problems faced by third party providers of the company's platforms and cloud-based systems could harm the company. The company's insurance may not cover some or all of these risks.

We rely on our technology, intellectual property and certain third party technology and intellectual property (i.e. Google's TensorFlow). We have built our own proprietary software and have licensed third party platform software. Maintaining these relationships is important to the App functioning. KALiiN's own intellectual property is critical to our operations. The potential theft of this technology could result in greater competition for KALiiN.

Operational costs may increase. Operational costs for running KALiiN, processing data requests, and real time analysis may increase. The company will rely on management to effectively control and mitigate any operational cost increases. If management is unable to control operational costs over an extended period of time, the company may be unable to continue its business.

Application development costs could increase. If application development costs increase significantly and key development milestones are missed, the company may not be able to create its application(s) as planned.

We currently are organized as a limited liability company ("LLC"). By forming our business entity as an LLC, we have elected to be taxed at the unitholder level instead of the LLC entity level. Consequently, instead of paying entity-level taxes like a corporation, this means that any taxable income or losses for KALiiN will be passed through to its owners (based on their pro-rata ownership percentages), and any income tax liabilities or income tax refunds generated by the company will pass through to its members (also based on their respective ownership percentages) instead of being taxed at KALiiN's "entity" level. In the future, the Company may decide to convert to a "C" corp.

Investors potentially won't be able to easily resell KALiiN's debt or equity securities. There also are restrictions on how you can resell your securities during the next year after the offering is completed. More importantly, there potentially may not be any market for these securities in the future, and there might not ever be a market for these securities. This means the money you paid for these securities could be tied up for an extended period.

Richard Grover the CEO is a part time employee.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: If we raise the Minimum Amount of $50,000, with a net of approximately $48,000, we plan to use the proceeds for application development (cost: $28k), operations (cost: $9k) and marketing (cost: $11k).

If we raise: **$500,000**

Use of Proceeds: If we raise $500,000, with a net of approximately $480,000, we plan to use the proceeds for application development (cost: $128k), operations (cost: $25k), employee compensation (cost: $265k), business development (cost: $17k), and marketing (cost: $45k).

If we raise: **$1,070,000**

Use of Proceeds: If we raise the Maximum Amount of $1,070,000, with a net of approximately $1,027,200, we plan to use the proceeds for application development (cost: $270k), operations (cost: $64k), employee compensation (cost: $520k), business development (cost: $70k), and marketing (cost: $103k).

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors, or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $10,000 will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

A) If the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (1) the Designated Lead Investor or (2) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

B) If the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

C) Regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Units	10,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The only outstanding securities are membership interests granted to VaranIDEA, LLC under the terms of the company's operating agreement.

Investors in this round will not be granted voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those
interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional unit, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the majority membership holder in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. Valuation determinations will be reviewed no less than annually by the Company.

In the future, we will perform valuations of our membership units that take into account factors such as the following:

- unrelated third party valuations of our units;
- the price at which we sell other securities, such as convertible debt, in light of the rights, preferences and privileges of our those securities relative to those of our membership units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our membership units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Section 4(a)(2)	Membership Units	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

KALiiN currently is a Limited Liability Company (LLC) that was formed on February 14, 2017, under the laws of Tennessee in the USA. Our company and its team initially began researching, designing and building the KALiiN application (hereinafter the "App") in November 2015, which was created to develop a business and consumer mobile application platform by using Artificial Intelligence (AI) and Machine Learning. KALiiN was originally developed by Richard Grover and team at VaranIDEA, LLC. The technology and intellectual property were transferred to KALiiN, LLC from VaranIDEA, LLC and there is no ongoing obligation for the use of the technology to VaranIDEA, LLC.

KALiiN brings Big Data and Micro-Predictive Analytics directly to: (1) consumers, (2) businesses for integration into their core systems, and (3) other types of organizations. KALiiN also manages a vast array of diverse data that improves consumers', businesses' and others' overall ecosystems, making their data much easier to organize and more efficient to use. For many companies and individuals, the biggest sources of their data are underutilized. This data includes a user's activities, events, current and future actions, relationships between all of these elements, and ultimately their subsequent decisions and actions.

Our Company believes that the KALiiN Native Behavioral Advertising and the KALiiN IQ will result in new, complex, big data sets and analytics that are expected to generate substantial user benefits, revenue and business value. KALiiN uniquely and efficiently solves the problem of making more efficient and effective use of our users' time, for many types of uses, by collecting and analyzing event and activity data (what our users do, who with, and where), and then it reorders and reprioritizes their activities (all while continuing to learn their preferences), and ultimately helps our business and consumer users find opportunities, and recommends the appropriate user actions based on the KALiiN user IQ. The result for (1) business or consumer users is much more efficient and purposeful time, (2) for the advertisers is higher advertising "click through rates", (3) for KALiiN, it's more comprehensive data that can be monetized in the future, and (4) it also improves KALiiN's technology platform that affords businesses a competitive advantage via Private Labeling.

The App initially was developed and incubated by Richard Grover, Founder/CEO of KALiiN and VARANIDEA, the Company's sole member upon the formation of KALiiN. During the period from November 23, 2015 to February 13, 2017, Richard Grover and VARANIDEA invested a total of $253,982 in creating and developing the KALiiN App in exchange for equity in Kaliin. On February 14, 2017, Richard Grover and VARANIDEA transferred the intellectual property rights for the App into KALiiN, LLC. Subsequent to February 13, 2017, $63,100 of additional development costs for the App were incurred by KALiiN through June 30, 2017. These development costs were paid for by Richard Grover and VARANIDEA, and are considered contributed capital; accordingly, no repayment of these costs by the Company is necessary. Subsequently $157,918 in cash was contributed by Richard Grover and VARANIDEA in exchange for equity in KALiiN. Since all of the software development costs for the App also were expensed under software capitalization standards, and transferred into KALiiN on a carryover basis due to the related-party nature of the transaction, there is no monetary amount recognized on the balance sheet as contributed upon the formation of KALiiN.

Additionally, as of May 31, 2017, KALiiN also had received an additional $100,000 in capital contributions in exchange for a 2% interest in the Company.

Operating Results and Future Milestones

As of our February 14, 2017 financial statements, the company has not been engaged in its primary operating activities or received any revenue. We still are developing our principal product and we expect to begin generating revenue with the release of version 2.6 of the App beginning in September 2017.

Our target market consists of busy people with multiple events going on in their lives, including parents, students, gamers, and business clients for Private Labeling. We believe that we will be able to generate $1.00 to $5.00 per month per user and our anticipated cost of revenue is expected to be $0.25 to $0.50 per user per month.

We track standard App metrics, such as downloads and daily users via Fabric.
Our current expenses amount to approximately $15,000 to $25,000 per month. Approximately 50% of our expenses consist of development costs paid to our development partner SC Tapptitude Apps. Specifically, from February 14, 2017 to June 30, 2017, $63,100 in total development costs were incurred by the company. These costs were paid for by Richard Grover and VARANIDEA, and are considered to be contributed capital and therefore no repayment of this amount is necessary.

Following the completion of this offering, we anticipate that our monthly expenses will increase to approximately $30,000 to $70,000 per month, depending on the total amount of capital raised in the offering. While development costs will continue to comprise the most significant portion of our monthly expenses, we also intend to increase our monthly marketing expenses to 9% or 10% of our total operating budget.

The primary challenge to our ability to generate sufficient revenue and thereby engage in our planned future expenses will be the acquisition of a sufficient number of new KALiiN users.

Liquidity and Capital Resources

As of February 14, 2017, we did not have any cash on hand or other cash equivalents. Since that date, we have received additional capital contributions from Richard Grover and VARANIDEA to fund our operations, and we also received an additional $100,000 investment from two outside investors in exchange for 2% of the equity of the company.

As of August 2, 2017, our current cash on hand was approximately $53,000. This cash will allow us to operate for an additional 3 to 4 months without additional capital contributions from Richard Grover, VARANIDEA and/or other Angel Investors. Should additional contributions be required, the company anticipates it will be able to obtain such capital contributions.

In the event of a successful offering, we will have raised $50,000 to $1,070,000 from investors. These funds will be put to use immediately for App development, marketing, and other operational costs. In the event we raise the maximum total annual investment of $1,070,000, we anticipate those funds will be expected to last for approximately 12 to 18 months. However, any amounts of additional capital raised are expected to be supplemented by generating revenue commencing in October 2017.

At this point, we have not sought any debt financing from any institutional lenders and we do not expect to do so in the future.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.kaliin.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Kaliin SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Richard Grover

Appendix E: Supporting Documents

FINAL-Operating_Agreement-KALiiN_LLC.pdf_20170605_PH_signed.pdf

INVEST IN KALIIN

KALiiN - Your AI Life Concierge!

81
investors

$58,272
raised of $50K-$1.07M goal

$100 min **INVEST**
by Wefunder Portal LLC

CLOSING IN 3 HOURS
Invest until 11:59pm EDT on Apr 30

Future Equity (SAFE)
$10M valuation cap | **25%** discount
A SAFE gives you the right to future shares in KALiiN. If you invest, you're betting the company will be worth more than $10M in the future.
INVEST $10K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$100+	Perk 1: One (1) Year Subscription to KALiiN – with the "No Ads" Feature (coming soon).
$250+	Perk 2: KALiiN Universal Power Bank with KALiiN's Logo. Also includes Perk 1.
$500+	Perk 3: Additional One (1) Year Subscription to KALiiN with the "No Ads" Feature (coming soon). Also includes Perks 1 and 2.
$1,000+	Perk 4: Three (3) Two-Year Subscriptions with the "No Ads" Feature (coming soon). which can be used by three (3) people of your choice. Also includes Perks 1, 2 and 3.
$2,500+	Perk 5: Custom built KALiiN home screen (Theme) for you. Also includes Perks 1, 2, 3 and 4.
$5,000+	Perk 6: Become a Member of the KALiiN Design Team Advisory Board. This will provide you with (1) some access to the KALiiN Design Team, (2) pre-launch beta access, and (3) your personal input into new versions of KALiiN. Also includes Perks 1, 2, 3, 4 and 5.

"KALiiN is Your AI Life Concierge that saves you time, simplifies your life, while making your life more interesting and fun. For businesses, KALiiN is both an app and an Artificial Intelligence (AI) platform. KALiiN improves your life by providing access to a powerful and ubiquitous AI, which boosts your efficiency and effectiveness to another level while expanding your knowledge and mindfulness. KALiiN is laser focused on protecting your privacy and providing security to Your Data.



Richard Grover
FOUNDER/CEO, KALIIN

OUR AMBITION

VCs have invested over $18 billion in artificial intelligence (AI) startup companies. KALiiN provides an opportunity for you to invest in an AI startup company that addresses many business and consumer needs. We're the first AI startup company built by people, for people and businesses, that will enable our users to share in the rewards of building a successful technology company in a "high-growth" sector. Our vision is to drive KALiiNto a market leadership position in five years or less.

KEY FACTS

- Raised $475,000 from 13 Angel Investors as of June 2017.
- Built and delivered our US Patent Pending AI process to provide the ultimate features and privacy in managing your life or business environment.
- KALiiN's Release 2.6.3 has a high rating!
- Developed integrations with Microsoft, Google and Apple event systems, with Facebook scheduled to be ready in September 2017.
- KALiiN has been translated into Chinese (Traditional and Simplified), Spanish, French, Russian, Ukrainian, and Romanian, with the goal of being released in these languages by December 2017.
- Private Labeling Services offered for businesses. This enables businesses to "Re-Brand" KALiiN as their company's Private Label product, or use KALiiN's powerful back-end system for integration into their existing applications.

DOCUMENTS

- How_does_a_SAFE_work_WF1.pdf
- KALiiN_Power_Bank_WF1.pdf
- KALiiN_Overview_Presentation_WF3.pdf
- kaliin_mobcb_press_release_v.4.docx
- VV_-KALiiN_Press_Release_20171023_v1.docx
- transcript_301.txt

kaliin.com

from Memphis TN

TECHSTARS API SOCIAL ENTERTAINMENT SAAS SOFTWARE ECOMMERCE FAMILY ARTIFICIAL INTELLIGENCE SHARING ECONOMY COMMUNITY HEALTHCARE TECH APP FIN TECH MOBILE ANALYTICS HOSPITALITY LIFESTYLE EVENTS LEISURE MARKETPLACE B2B B2C MARKETING API

Why I Like KALiiN

Investing my time, as an Advisory Board Member, and my money, as an investor in KALiiN, was an easy decision for me. The functionality and quality of KALiiN speaks for itself and is unmatched in the marketplace. The Advisory Board, comprised of Senior Business Execs and leading technologists, will take KALiiN to the next level with potential for millions of users. Most importantly, having seen first-hand the dedication, passion, and creativity of the founder, Richard Grover, means everything. Richard has guided the development of this phenomenal AI, mobile application, and platform for many years, and has assembled a great team with a winning track record. I am expecting KALiiN to be a big... READ MORE



Joe Roberts
ADVISORY BOARD MEMBER AND INVESTOR - INVESTED IN KALIIN

I'm trying to use KALiiN as much as possible. It's helping me feel like I have more control over my life.

Chuck
User

"I downloaded the KALiiN app from the Google Playstore. It's brilliantly designed with lots of intelligence and innovation. I just loved it, and I've asked my family and friends to start using it. I love the UI with the suggested events plugged in, and for the home screen UI, the colors, the design and the font are simply awesome.

Avinash
User

Dope!

Brian
User

Extremely slick interface! I really love the circular graphs for summarizing the day, and the interface for adding appointments is extremely smooth. I've been using KALiiN for a while, and I'm glad it finally was released to the world!

Derek
User

{Avinash cont.} especially the sunrise and sunset appearance. Please convey my feedback about this to the product and development team, about how people from the other side of the planet really like this app. I will evangelize KALiiN as much as I can in India."

Avinash
User

I love your UI - It works just as well as the screenshots.

Matthew
User

First Design Iteration

The world is becoming more dependent on a variety of smart mobile devices and other technologies, but it's often more difficult to organize all the events and activities in your life than it was to write everything down by hand. With KALiiN, your struggles with digital organization are over. KALiiN, a free artificial intelligence app that helps organize your life, is a life concierge designed for a digital age. With this unique and patent-pending AI technology, see your life and schedule planned in a way you've never seen it before.



KALiiN Highlights

Overview Images


www.KALiiN.com






KALiiN is Your Life AI
By using Machine Learning and Artificial Intelligence, KALiiN is your personal mobile lifestyle enabler to improve the quality of your life **We Just Reinvented The Wheel.**



KALiiN IS COMPLETELY Different - Download for Free!


KALiiN
Your AI Life Concierge!
By using Artificial Intelligence (AI), KALiiN actively interacts with you to help you maximize your time, experiences and ultimately ....
Improve the quality of your life/business.
22 DEC
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03h 15m
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10 AUG
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KALiiN Your Way

Build your OWN Themes in KALiiN



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Useful tools, sites and other great information!



KONNECT
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Expires December 21, 2017

Founder

Successful entrepreneurs are givers and not takers of positive energy. ~*Anonymous*



Richard Grover

Founder/CEO

Richard has excellent business & technical capabilities that he has demonstrated on four continents. He uses his grasp of business focused algorithms to drive revenue and create solid business value.

AND THE REST OF THE TEAM



Cocan Lucian Marius

Contractor - Delivery Manager

Luci comes from a technical coding background with nearly a decade in Mobile App Dev. He has an overall operational/delivery management role and leads the app delivery team.



Kim Velker

Contrator - Android Developer

A graduate of the University for Computer Science in Baia-Mare, Romania, Kim is a results-driven developer, passionately delivering the best UX/UI and high-quality products making users say "wow!".



Cesar Laser

Team Member - Part Time

Cesar is a voice over specialist with experience in video and music production. He has a Social Media and Marketing focus. Cesar provides app testing and support from London.



Gabriel Dombri

Contractor - Product Strategist

Gabriel is an expert strategist and marketer; passionate about apps that solve real needs. Gabriel has a decade of hands-on experience in Digital Marketing and Business Performance Optimization.



Bogdan Gavrilescu

Contractor - Product Manager

In his role as a Product Manager and UX Designer, Bogdan leads the product management of KALiiN. Bogdan has over ten years' experience in app development with a focus on UI/UX design and management.



Adrian Olariu

Contractor - Lead Software Architect and Engineer

Adrian is a software architect and engineer with a wide range of skills and over ten years of application development experience. He likes a challenge and enjoys doing the impossible.



Aubrie Wagaman

Team Member - Part Time

Aubrie is part of KALiiN's Social Media and Marketing team, and she is also a spokesperson for KALiiN. She gained extensive experience in several technology areas, while working for HP.



Corina Crismariu

Contractor - Quality Assurance and Validation

Corina has a master's degree in Educational Sciences. Her psychology background and attention to detail help her ferret out well-hidden bugs, so an app works correctly.



Marius Mihu

Contractor - UI/UX Designer

Marius has extensive experience on over 30 mobile apps with clients from America, Europe and Asia. He has a critical eye for seeing exactly what the UI/UX perspective should be for any app.



Ionut Costin

Contractor - iOS Developer

Ionut graduated from the University for Computer Science in Baia-Mare, Romania. As Ionut started his app developer career, he learned Android and then iOS development. He currently focuses on iOS dev.



Will Hempworth

Contractor - Accounting

Will works with small businesses across the USA. He has a passion for assisting CFO's and business managers fully understand the financial results and overall health of their business.



Fred Holdsworth

Advisory Board - Financial - CPA

Advanced accounting degree with CPA designation. Diverse experience: accounting, CFO, controller, operations, cost accounting, treasury and regulatory compliance for bank and public reporting.



Joe Roberts

Advisory Board

Joe has spent 30 years in IT/Telecom with NCR, MCI, ProTech Systems Group and AT&T, where he ran an $850M/yr segment. Joe, an equity holder, has assisted in startups including his own, OurConnections.



Adam Howard

Team Member - Part Time

Adam has a BA degree in English. He has significant experience in creative writing, project management, SEO/Copy-writing, social media management and brand development.



Carly Ho

Team Member - Part Time

Carly is part of KALiiN's Social Media and Marketing team. She provides direction for the Education vertical market and focus on Universities. She is a spokesperson for KALiiN.



Luis Alvarez

Team Member - Part Time

Luis provides the team with twelve years of experience specialized in IT and Cloud consulting. With an Electrical Engineering background and CCIE, Luis is the creator of KALiiN's UI/UX.



Todd Stuchlik

Advisory Board

As Practice Director for VerisVisalign, a WBE/WBENC certified IT services company, Todd manages the various practice areas that comprise the company: Microsoft, Virtualization, and Infrastructure.



Deborah Moses

Advisory Board

CEO of VerisVisalign, owner, author, speaker, and executive, Deb is passionate about technology, service management and process improvement -ITIL, and a Microsoft Gold Partner for over 20 years.



Rehim Babaoglu

Advisory Board

Rehim is a "Super Lawyer". Bar Admissions: U.S. Supreme Court; TN Supreme Court; U.S. Court of Appeals Sixth & Eighth Circuits; U.S. Court of International Trade. He's fluent in Russian & Italian



Daniel Dudas

Contractor - Software Engineer

Daniel is software engineer with strong skills in database design, API dev and coding. He has a broad range of deep technical experience with many projects over the past seven years.



Dr. Lory Molesky

Advisory Board

Dr. Molesky holds a BS from WPI and a PhD from U Mass - Amherst in Computer Science. He holds 11 patents with 2 more pending. He specializes in database systems.



Greg Burk

Advisory Board

With over 25 years of proven sales leadership and consistent over-achievement in tech, Greg provides immediate impact, advice, sales leadership, and best practices for an emerging sales team.



Blake Howard

Team Member - Part Time

As an avid entrepreneur, Blake has extensive experience in a variety of technologies and digital marketing. He has consulted with many Fortune 500 companies. Discovery and innovation are his passions

Raised $158,272 From 89+ Investors

Joe Roberts

Joe has spent 30 years in IT/Telecom with NCR, MCI, ProTech Systems Group and ATT, where he ran an $850M/yr segment. Joe, an equity holder, has assisted in startups including his own, OurConnections.

Jawad Shoaib

Francis Yip CC

Eliza Roberts

Dennis Berry

Rehim Babaoglu

U.S Immigration lawyer with LEWIS THOMASON offices in Memphis, Nashville, Knoxville & Sevierville.

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Interview

− COLLAPSE ALL

WF: How big is the market?

KALN: 4 Billion Smartphones / Tablets and growing. The current target market is 1.6 Billion users. The market is projected to be 6.1+ Billion smart phones by 2020.

Businesses and people around the world, are seeking order in the chaos of family, work, social, business and every other aspect of life.

Vertical Markets for KALiiN:

* Healthcare (i.e Major Health organizations) - Private Labeling / Backend Integration

* Education (i.e. Canvas) - API integration

* eSports/eGaming (i.e World of Warcraft, League of Legends, etc.) - "Mod" to API integration

WF: What's new about what you're making? How is it different?

KALN: KALiiN's patent pending AI process protects a user's privacy more than any other app in this space. The USER has control of their data on their own terms.

Additionally, KALiiN is FULLY COMMITTED to Privacy for our users - both Businesses and Consumers.

We already have a secure Cloud based infrastructure, but we are enhancing our strong security platform via SertintyONE, HIPAA compliant security platform.

SertintyONE is a cutting edge security environment that is highly secure, so we can protect and secure YOUR data and Privacy from end to end.

WF: Who are your competitors? How are you different?

KALN: KALiiN is fully committed to our users' privacy (for both businesses and individuals), and KALiiN does not spy on our users or record their conversations. We are different in this area from other companies, because we ALWAYS ask for permission. We do not reveal or sell your personal identifiable data (i.e. name, mobile number, address, etc.). ONLY YOU have that right.

KALiiN is going to be our user's AI Life Concierge, effectively managing and enabling our users' lives. Our goal is to give each of our users from 30 to 90 minutes each day back in increased efficiency...and to recommend good things to do with that new found time.

KALiiN is both an application and a platform. Businesses can Private Label most or all of KALiiN's capabilities. KALiiN is flexible and can be integrated via APIs into any system. Our team has invested heavily in building KALiiN's platform and foundation, upon which we will drive KALiiN to a much higher level.

KALiiN is a very unique company and is fully committed to empowering people and organizations. KALiiN focuses on you and what you want to project...YOUR COMPANY, YOUR BRAND AND YOUR SELF!

KALiiN brings Big Data and Micro-Predictive Analytics directly to businesses and consumers. KALiiN manages a vast array of diverse data that impacts the business and consumer's ecosystem, making it more usable. KALiiN's Native Behavioral Advertising™ and the KALiiN IQ provides the ability to discover, match, and effectively connect people to the interesting activities to which they enjoy, while efficiently managing users (via calendar/activity trackers) in a non-intrusive intelligent way that exchanges information securely, allowing for personalized, highly targeted advertising. Connecting KALiiN to Facebook, Google, Microsoft, etc., enables KALiiN to grow its intelligence exponentially by collecting layered metadata about the users. But no personal identifiable data (name, mobile number, email address, etc. - postal code is the lowest level identifier provided) is ever provided. KALiiN is fully committed to our users' privacy.

The additional data allows for Machine Learning functions where KALiiN can develop very specific personal profiles and reveal relationships. KALiiN seamlessly enables rapid fulfillment and planning of user activities from inception through completion, with minimal input. KALiiN replaces the mundane, by learning user preferences and creating a unique digital profile for our users. This allows for increased accuracy in predictions of connections, actions and suggestions, while giving the users real insight into how they are spending their time. KALiiN puts its USERs (Businesses or Individuals) in control. The USERS have the power to manage their interactions with third parties. KALiiN is going to build a User Action screen for our users, so they can understand how their time is being invested, used and allocated.

The whole time while using Gamification (IQ growth, Badging and Leveling Up) techniques to enhance user retention numbers and increasing the user IQ and User Level. The KALiiN Gamification Strategy includes such concepts as Augmented Reality (Pokemon Go), interactive questions and other gaming activities. KALiiN can request its users to go out into the world and find items, brands, etc. that they like via text or image. KALiiN continuously learns their tastes and preferences. By "hanging out" with a user's friends, KALiiN can combine their experience (images, videos, etc.) and offer to share and tag everyone, learn more about the places and activities of interested to each user / user group, and even play digital games together like Augmented Reality scavenger hunt, a location/selfie oriented game, etc.

KALiiN's “Life Dashboard” provides a holistic view of all these day to day and intelligent activities. The result to the user is more purposeful time, to the advertiser higher “click through rates”, user control over interactions, Business Private Labeling, and to our company macro data that can be monetized in the future, while all being conscious of and committed to user privacy.

KALiiN brings people together connecting them like never before, and through personalized suggestions, helps users automate their daily repetitive tasks and better manage their life. KALiiN is truly a person's remarkable AI Life Concierge!

WF: What do you understand about your business that others don't get?

KALN: KALiiN is not focused on an old school, "sunk cost", "search based" mentality or business model, like many of our potential competitors. This approach provides the ability for KALiiN to be agnostic and open for our users to decide what they want and when they want it.

KALiiN is both an app and an AI Platform. This approach allows KALiiN to function as a consumer facing application, and with its powerful back-end, AI platform, KALiiN can revolutionize how companies manage key segments of their business.

For general consumers, KALiiN is an out-of-box feature rich consumer application.

For businesses, we provide "Private Labeling" and “Open Integration” to suit different business requirements. KALiiN's Private Label is offered in the Cloud or in customer Data Centers. “Private Labeling” allows quick launch under the business own brands. ‘’Open Integration” via API's enables our business customers to integrate KALiiN's back-end features and functionality with their other enterprise applications to address various internal and external user needs and perform critical tasks.

You may have heard of the term “MVP”. This traditionally means “Minimum Viable Product”, but we believe in “Maximum Value Product”. We deliver our MVP in the time that most others are still working on their traditional concept of MVP. We execute with extreme efficiency, and we do this for the following reasons:

First, we have a great team of people from all over the world, which gives us a unique global perspective, diversity and great talent. All of this comes together to form our amazing team.

Second, we use Aha.io for our Product Management tool, so we are constantly improving KALiiN to future-proof the App for the market. See this link for more information about Aha.io: https://www.aha.io/

Third, we use a Scrum development process, so we can efficiently, effectively and quickly grow KALiiN. The essence of the Scrum development process is the efficient development of applications. See this link for more information about Scrum: https://www.scrumalliance.org/why-scrum By using this methodology, we are producing a new release of our App every four to six weeks.

Finally, we are committed to your security and privacy. That is why we have partnered with SertintyONE to protect and secure YOUR data and privacy. See this link for more information about SertintyONE : https://sertintyone.com/

For these and many other reasons, KALiiN truly is unique in the world!

WF: What's your biggest risk? What keeps you up at night?

KALN: Although we've raised $412,500 in funding to date, obtaining additional funding for our company is the biggest challenge at this point in time, and we have chosen WeFunder to help our company raise additional funding.

We believe wholeheartedly in the "democratization" of investing, like the founders of WeFunder. *Everyone* should have a chance to invest in a startup they think might be the next great company.

Our People, Our Plan and Our Prospects are truly remarkable.

We are "*Where Innovation meets Execution!*"

So please join us in our quest to be a dominate App in the AI market!

WF: How will you make money?

KALN: KALiiN plans to have multiple revenue streams, which are expected to be unique in the industry.

o Advertising Revenue - API
o Affiliate Sponsor Revenue - API
o Private Labeling – API customization for Businesses
o Direct Pay Revenue (Advertising Opt-Out)
o Data Monetization
o Marketing Intelligence Services
o Authorized / Posted Custom Themes for Images, Videos and Voices for download
o Event / Specialized deployment – eSports/eGaming - API
o Licensing model for KALiiN to third parties for backend services- API
o Payment Gateway Services - API

Please review our investor-oriented PowerPoint Presentation on this site for a description of each of these revenue streams.

For consumers, we intend to bring order to the chaos that is pervasive in our lives during these hectic times. As a result, users will spend time in the App, because of the inherent value that KALiiN brings to them. The KALiiN Native Behavioral Advertising (Trademark pending) will be used to provide consumers advertising, coupons, and other offers of specific value to our individual users based on their specific interests. This is micro marketing. The KALiiN Native Behavioral Advertising is now in its second phase with more phases being planed for future implementation.

For Businesses, we also offer a Private Label version of KALiiN and another option for businesses is to utilize KALiiN's backend engine to integrate into their existing applications.

Finally, KALiiN is committed to the API Economy to maximize speed for marketing, user value and revenue generation.

WF: How do you acquire customers?

KALN: KALiiN has a very unique function that turns every KALiiN user into a marketer of KALiiN. This function is how KALiiN allows our users to interact with Non-KALiiN users. It is a very useful and non-intrusive methodology.

1) Download KALiiN

2) Create an event with KALiiN

3) Invite someone to your event that is not a KALiiN user.

You will see the elegance of the app's design.

Also various Social Media channels will be used. KALiiN's Marketing Plan calls for a "Density Marketing" program.

WF: CrowdCheck Verification details.

KALN: CrowdCheck
Verification: https://portal.crowdcheck.com/#/report/view/448

Ask a Question

Type your question here... ASK QUESTION

Marc Kassouf Sep 1

I'm very interested in investing; I think the need for the app has not been met well by others. My question is can you share any performance data or metrics/financials such as MRR or other revenue that can assist in understanding where the company is in its maturity relative to value? Can you elaborate on your valuation cap choice of 10$m when the form C indicates less than 1$m of startup cash and prior rounds inclusive of founder; perhaps I'm missing something in the calculations?

Richard Grover Founder/CEO FOUNDER Sep 1

Marc, we appreciate your interest and questions.
First, we agree that there is a real need in this market segment for the right app done well. KALiiN is designed to bring order and mindfulness to the chaos of daily life and business activities.
Secondly, we have just begun to implement the first two revenue streams: Mobile Advertising and Affiliate programs. Download the app and press on the "Bird's Eyes" – the white triangles with red dots. Press three times to cycle through the current process. We are continuing to develop this functionality and ability to generate revenue as we implement the KALiiN Native Behavior Advertising (Trademark pending) AI backend. We will build our own interface to the ad exchanges for Real Time Bidding and other more structured contracts.
Third, the current Pre-money Valuation of KALiiN was $5M prior to the WeFunder release. This is based on direct investment of two Angel investors in KALiiN, LLC for one point of ownership for $50,000.00 per point. We have two investors at this rate. Hence the $5M Pre-money Valuation for KALiiN.
Fourthly, we have completed our first tech review with a major healthcare company. This is part of our Private Label strategy for business. Private Labeling will become a significant part of our revenue stream.

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Tipyada Sricharoen Apr 22

Hi. May I ask about the current status? How many active users on the platform today, and what is the growth rate? And how much revenue stream created from the business segment so far? Thx.

Richard Grover Founder/CEO FOUNDER Apr 22

We are in the process of releasing our Gaming build for World of Warcraft. This is targeted for the end of May. We about 200 active users on the platform currently. We have not actively begun our marketing plan. The Gaming build will begin this effort and we believe it will create a major influx of users.

We anticipate a 25% to 100% monthly growth rate with users once, we begin our marketing campaign. This growth rate will slow eventually and this is an estimate.

We are pre-revenue at this time.

I hope this answers your questions. Feel free to ask more.

We have a full marketing and app adoption strategy that is ready to go shortly.

Thanks,
Rg

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RISKS

1 **The company may never receive a future equity financing or elect to convert the Securities upon such future financing.** In addition, the company may never undergo a liquidity event such as a sale of the company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the company's assets or profits and have no voting rights or ability to direct the company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

KALiiN is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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